Exhibit 10.1

OSR HEALTH, INC.

AMENDED AND RESTATED STOCK AWARD AGREEMENT

Independent Director Equity Award

This Amended and Restated Stock Award Agreement (this "Agreement") is entered into effective as of October 29, 2026 (the "Grant Date"), by and between OSR Health, Inc., a Delaware corporation (the "Company"), and [DIRECTOR NAME] (the "Participant").

This Agreement is made pursuant to the Company’s 2025 Omnibus Incentive Plan (the "Plan"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

RECITALS

A.    On May 6, 2026, the Board of Directors of the Company (the "Board") approved an award of 120,000 shares of the Company’s common stock to the Participant, and the Company and the Participant entered into a Stock Award Agreement in respect of that award with an effective date of May 6, 2026 (the "Original Agreement").

B.    No shares have been issued to the Participant under the Original Agreement.

C.    On October 29, 2026, in light of the material change in the Company’s circumstances since May 6, 2026, including the transfer of the trading of the Company’s common stock from The Nasdaq Stock Market to the OTC market, the Board and the Compensation Committee of the Board approved the reset of the grant date of the award to October 29, 2026, on otherwise unchanged terms.

D.    The Company and the Participant wish to amend and restate the Original Agreement in its entirety to give effect to that approval, as set forth below.

1. GRANT OF SHARES

Effective as of the Grant Date, the Company hereby grants to Participant 120,000 shares of the Company’s common stock, par value $0.0001 per share (the "Shares"), subject to the terms and conditions of this Agreement and the Plan.

The Shares are being granted as an equity incentive award in full and final settlement of Participant’s previously approved equity compensation commitment of $1,200,000, and in consideration of Participant’s service as an independent member of the Board of Directors of the Company.

2. GRANT DATE FAIR MARKET VALUE

For compensation-valuation and tax-reporting purposes, the per-share fair market value on the Grant Date (the "Grant Date FMV") has been determined as 115% of the volume-weighted average closing price of the Company’s common stock on the OTC market for the fifteen (15) trading days ending on the trading day immediately preceding the Grant Date, or $0.2272 per share ($27,264.00 in aggregate for the 120,000 Shares). The Grant Date FMV is used solely for compensation-valuation purposes and does not guarantee market value.

3. VESTING

The Shares shall be fully vested as of the Grant Date. No further service or performance conditions apply.

4. CONTRACTUAL LOCK-UP RESTRICTION

Notwithstanding that the Shares are fully vested, Participant agrees that the Shares shall be subject to a contractual lock-up commencing on the Grant Date and expiring on the later of April 29, 2027 (six months after the Grant Date) or the issuance date (the "Lock-Up Period").

During the Lock-Up Period, Participant may not, directly or indirectly:

•   sell, offer to sell, or contract to sell any Shares;

•   transfer, assign, or otherwise dispose of any Shares;

•   pledge, hypothecate, encumber, or grant any lien on any Shares;

•   hedge or enter into any transaction that transfers the economic risk of ownership of any Shares; or

•   publicly disclose any intention to do any of the foregoing.

Any purported transfer in violation of this Section 4 shall be null and void, and the Company shall place stop-transfer instructions on the Shares for the duration of the Lock-Up Period. This contractual lock-up is in addition to any holding period required under applicable securities laws.

5. SECURITIES LAW COMPLIANCE

The Shares will be issued pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended. Following expiration of the Lock-Up Period, any sale or transfer of the Shares must comply with:

•   all applicable federal and state securities laws;

•   the Company’s Insider Trading Policy and any applicable blackout periods;

•   applicable Section 16 short-swing profit rules, to the extent Participant is subject thereto; and

•   any other restrictions imposed by applicable law or by the Company.

The Company may place appropriate legends on the Shares to reflect the foregoing restrictions.

6. STOCKHOLDER RIGHTS

Upon issuance of the Shares, Participant shall have all rights of a stockholder of record with respect to the Shares, including the right to vote and the right to receive dividends or other distributions declared by the Board of Directors, in each case subject to the restrictions set forth in this Agreement.

7. CONTINGENT VALUE RIGHTS (CVR) PROGRAM

(a) The CVR Program; Eligibility. The Company has adopted a contingent value rights program (the "CVR Program") under which eligible holders of the Company’s common stock may receive additional shares upon the achievement of specified per-share price triggers as of designated measurement dates, as described in the definitive CVR Program documentation. The award of the Shares was approved by the Board on May 6, 2026, before the CVR Program record date (August 14, 2026), and the reset of the Grant Date under this Agreement does not alter the Participant’s entitlement to the Shares. Accordingly, the Participant remains eligible to enroll the Shares; enrollment is encouraged but not required.

(b) Enrollment; Participation Election. Enrollment is voluntary and is effected solely through a separate CVR Holder Enrollment Agreement (the "CVR Enrollment Agreement"), which, together with the CVR Program documentation, exclusively governs participation and all related rights and obligations. Nothing in this Agreement enrolls the Participant or grants any contingent value rights. To indicate the extent of enrollment, the Participant shall complete the CVR Participation Election at the end of this Agreement and execute the CVR Enrollment Agreement, electing to enroll all or a portion of the Shares (expressed as a percentage or a specific number of Shares). If the Participation Election and the executed CVR Enrollment Agreement conflict, the CVR Enrollment Agreement controls. The CVR Participation Election in this Agreement replaces any participation election made under the Original Agreement.

(c) Holding Condition. The CVR Program is subject to a continuous holding condition: any sale, transfer, pledge, hypothecation, or lending of enrolled Shares during the applicable holding period will proportionately reduce or cancel the corresponding contingent value rights, as set forth in the CVR Enrollment Agreement. Enrollment does not alter the vesting of the Shares under Section 3 or the Lock-Up Period under Section 4.

8. TAX MATTERS

(a) General. Participant shall be solely responsible for all federal, state, local, and foreign income, employment, and other tax obligations arising from the grant and receipt of the Shares.

(b) No Tax Advice. The timing, amount, and characterization of any tax arising from the grant, issuance, or disposition of the Shares depend on the Participant’s individual circumstances and applicable law, which may include jurisdictions outside the United States. This Agreement is not, and should not be relied upon as, tax advice, and the Company makes no representation regarding the tax treatment of the Award, including the tax treatment of the reset of the Grant Date. The Participant should consult the Participant’s own tax advisor. The Participant acknowledges that, for U.S. federal income tax purposes and to the extent the Participant is subject to U.S. taxation, because the Shares are fully vested an election under Section 83(b) of the Internal Revenue Code is generally not available.

(c) Withholding. To the extent required by applicable law, the Company may withhold applicable taxes from any cash compensation otherwise payable to Participant, or require Participant to remit sufficient funds to satisfy applicable withholding obligations prior to or concurrently with issuance of the Shares.

9. NO RIGHT TO CONTINUED SERVICE

Nothing in this Agreement or the Plan shall be construed as conferring upon Participant the right to continue serving as a director of the Company or limit in any way the right of the Board to remove Participant from the Board at any time in accordance with applicable law and the Company’s organizational documents.

10. ISSUANCE CONDITION

Issuance of the Shares is conditioned on the effectiveness of the Company’s registration statement on Form S-8 covering the Shares and compliance with applicable federal and state securities laws. The Company will use commercially reasonable efforts to file the registration statement promptly following the Grant Date. The Shares may not be sold or transferred until the Form S-8 is effective and the Lock-Up Period has expired.

11. PLAN GOVERNS

This Agreement is subject to all terms and conditions of the Plan, which is incorporated herein by reference. In the event of any conflict or inconsistency between this Agreement and the Plan, the Plan shall control, except to the extent this Agreement expressly provides otherwise with the approval of the Board or Compensation Committee.

12. GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

13. AMENDMENT AND RESTATEMENT; ENTIRE AGREEMENT

This Agreement amends, restates and supersedes the Original Agreement in its entirety. The award granted under the Original Agreement is cancelled and replaced by the award granted under this Agreement, and the Original Agreement shall have no further force or effect. The Participant acknowledges that no shares were issued under the Original Agreement, that the Participant has no right to any shares or other compensation under the Original Agreement, and that in no event shall the Participant be entitled to more than an aggregate of 120,000 Shares in respect of the equity compensation commitment described in Section 1.

This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, discussions, representations, and understandings relating to Participant’s equity compensation from the Company, including the Original Agreement. This Agreement may be amended only by a written instrument signed by both parties.

14. NOTICES

Any notice required or permitted under this Agreement shall be in writing and shall be deemed delivered when sent by email with confirmation of receipt, or when delivered personally, or three (3) business days after being sent by internationally recognized overnight courier, to the addresses set forth in the Company’s records or such other address as a party may designate in writing.

15. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed valid.

IN WITNESS WHEREOF

The parties have executed this Agreement on the dates set forth below, effective as of the Grant Date.

OSR HEALTH, INC.

Name: Kuk Hyoun (Peter) Hwang

Title: Chief Executive Officer

Date: ______________________

PARTICIPANT

Name: [DIRECTOR NAME]

Date: ______________________

CVR PARTICIPATION ELECTION

The Participant hereby indicates the extent to which the Participant elects to enroll the Shares granted under this Agreement in the CVR Program. This election is made in connection with, and remains subject to, the separately executed CVR Enrollment Agreement and the CVR Program documentation, and replaces any participation election made under the Original Agreement. Capitalized terms used herein have the meanings given in the Agreement. Please select one option:

[ ] Enroll a specific number of Shares: __________ Shares (out of the total Shares granted under this Agreement).

[ ] Do not enroll any Shares in the CVR Program.

The Participant acknowledges that this election becomes effective only upon the Participant’s execution and delivery of the CVR Enrollment Agreement and is subject to its terms, including the holding condition described in Section 7(c).

Name: [DIRECTOR NAME]

Date: ______________________